UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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E. I. du Pont de Nemours and Company
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Contact: Dan Turner / Gregg Schmidt
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daniel.a.turner@dupont.com / gregg.m.schmidt@dupont.com

DuPont Files New Investor Presentation

Board of Directors Urges Shareholders to Vote “FOR” ALL 12 of DuPont’s

Experienced and Highly Qualified Director Nominees

WILMINGTON, Del., Apr. 6, 2015 — DuPont (NYSE: DD) today announced that it has filed a new investor presentation with the U.S. Securities and Exchange Commission (SEC) in connection with the Company’s May 13, 2015 Annual Meeting of Shareholders. The presentation is available under the shareholder materials section of www.dupontdelivers.com and on the SEC’s website at www.sec.gov.

The presentation highlights the growth of DuPont’s ongoing, post-spin business, demonstrating the strength of the next generation DuPont. The ongoing business has delivered 6% segment sales growth(1) and a 19% adjusted operating EPS compound annual growth rate since December 31, 2008.(2) In addition, the Company’s segment adjusted operating margin has improved 740 basis points.(3)

The presentation also outlines DuPont’s strong and consistent track record of superior performance; its strategy to grow leading positions in three areas of strategic focus; and the qualifications of its world-class Board of Directors to drive higher growth and higher value for our shareholders.

In addition, the presentation illustrates in greater depth why DuPont’s Board unanimously opposes Trian’s efforts to replace four highly accomplished directors in order to advance its high-risk, high-cost breakup agenda, which the Board has unanimously determined would be value destructive and not in the best interests of shareholders.

Highlights of the presentation include:

Results Delivered by Management and the Board

•                  DuPont has delivered superior total shareholder returns—266% compared to 159% from the S&P 500 and 133% from our proxy peers.(4)

•                  DuPont has transformed its portfolio—Acquired higher growth, higher value businesses like Danisco and Pannar Seed, and divested more commoditized and cyclical businesses such as Performance Coatings and the upcoming spinoff of Chemours.

•                  DuPont has significantly streamlined operations, improved productivity and reduced costs and is taking this process even further.  Through the redesign initiative launched in 2014, the Company expects annual run-rate savings of $1 billion by the end of 2015, and $1.3 billion by the end of 2017.

•                  Continued to return significant capital to shareholders—$14 billion in cumulative dividends and buybacks since December 31, 2008. DuPont expects to return to shareholders substantially all of the one-time dividend proceeds from Chemours — currently estimated at approximately $4 billion.(5)

•                  The actions taken to date have resulted in a next generation DuPont with a much stronger growth profile. The Company’s ongoing business has delivered 6% segment sales growth,(6) and a 19% adjusted operating EPS compound annual growth rate since December 31, 2008.(7)

Details on DuPont’s Higher Growth, Higher Value Strategy

In the presentation, DuPont outlines in detail how it will continue its track record of superior results by building and leveraging its world leading positions in three highly attractive strategic focus areas:

•                  Extending its leadership position in Agriculture & Nutrition.

•                  Strengthening and growing its leading position in Advanced Materials.

•                  Continuing to build transformational new businesses in Bio-based Industrials.

These areas are all characterized by robust opportunities where DuPont has a strong competitive position. The Company will deliver higher growth, higher value in these three strategic areas through a continued focus on:

•                  Leveraging its innovation platform to deliver above market growth;

•                  Increasing penetration in developing markets and delivering local solutions;

•                  Driving operational efficiency and effectiveness; and

•                  Actively managing the portfolio.

DuPont’s Strong, Independent Board with the Right Mix of Experience and Skills

The DuPont Board of Directors has been carefully structured to incorporate the full range of experiences and skills required to lead a global science and technology company of DuPont’s scale—particularly one in the midst of transformational change. The directors have been specifically identified and recruited to ensure that the Board is composed of exceptional individuals who, together, have the right mix of capabilities to deliver superior shareholder value. Important facts about the Board include:

•                  All of the Directors are independent, except CEO Ellen Kullman;

•                  Ten of DuPont’s independent Board members are current or former CEOs, CFOs or COOs of major public companies;

•                  The Board includes directors with essential scientific and regulatory knowledge;

•                  The Company has added the fresh perspectives of six new directors since 2011, including two in February 2015 — Edward Breen and James Gallogly — who have significant experience in business transformations and proven track records of creating shareholder value; and

•                  Trian is attempting to replace four DuPont directors who are exceptionally well-qualified. These directors chair several key committees and have made significant, unique contributions as Board members that have enhanced the value of the Company.

Adding a Trian Representative to the DuPont Board Is NOT in the Best Interests of Shareholders

Trian is pushing a value-destructive agenda to break up and add excessive debt to DuPont, which the Board believes will result in a less competitive company with weaker prospects for value creation:

•                  Carries extensive risks as well as estimated upfront monetary impact of $4 billion and estimated ongoing increased costs of $1 billion annually; (8)

•                  Destroys innovation platform, which serves as unique competitive advantage;

•                  Eliminates revenue and margin drivers across businesses, including: global reach, customer relationships, brand awareness, market position, cross selling opportunities and market access; and

•                  Addition of excessive debt would increase risk and adversely impact DuPont’s credit rating.

The DuPont Board unanimously determined that adding Nelson Peltz or any Trian principal is not in the best interest of shareholders.

•                  Trian is singularly focused on a value destructive agenda;

•                  Trian has a well-known practice of establishing a ‘shadow management’ team, which would be committed to advancing Trian’s value destructive breakup agenda and risks derailing ongoing execution and focus on advancing the strategy of the Company;

•                  None of Trian’s nominees add value or skills needed to advance DuPont’s strategy;

•                  Trian’s only recent experience in DuPont’s industry was Chemtura, which ended in bankruptcy and complete destruction of all shareholder value.

DuPont shareholders are reminded that their vote is extremely important, no matter how many or how few shares they own. DuPont strongly recommends that shareholders elect the Company’s world-class leaders by voting the WHITE proxy card today “FOR” ALL 12 of DuPont’s highly-qualified and experienced director nominees: Lamberto Andreotti, Edward D. Breen, Robert A. Brown, Alexander M. Cutler, Eleuthère I. du Pont, James L. Gallogly, Marillyn A. Hewson, Lois D. Juliber, Ellen J. Kullman, Ulf M. Schneider, Lee M. Thomas and Patrick J. Ward. In addition, we ask that you not return the “gold” card, even to withhold on their nominees, as it will revoke any previous WHITE card that you may have submitted in support of your DuPont Board nominees.

Each and Every Vote is Important!

Shareholders with questions about how to vote their shares may contact:

INNISFREE M&A INCORPORATED

Shareholders Call Toll-Free: (877) 750-9501

Banks and Brokers Call Collect: (212) 750-5833

REMEMBER:

We urge shareholders to simply discard any “gold” proxy card they may receive from Trian. Submitting a vote on the gold proxy card — even if shareholders “withhold” on Trian’s nominees — will revoke any vote previously submitted on DuPont’s WHITE proxy card.  The best way to support the DuPont Board is to vote using ONLY the WHITE proxy card.

DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802.  The company believes that by collaborating with customers, governments, NGOs, and thought leaders, we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment. For additional information about DuPont and its commitment to inclusive innovation, please visit www.dupont.com.

Forward Looking Statements

This document contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning.  All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; ability to respond to market acceptance, rules, regulations and policies affecting products based on biotechnology; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; ability to protect and enforce the company’s intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses and successful completion of the proposed spinoff of the Performance Chemicals segment including ability to fully realize the expected benefits of the proposed spinoff. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

DuPont has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the 2015 Annual Meeting. DUPONT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

DuPont, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from DuPont stockholders in connection with the matters to be considered at DuPont’s 2015 Annual Meeting. Information about DuPont’s directors and executive officers is available in DuPont’s definitive proxy statement, filed with the SEC on March 23, 2015, for its 2015 Annual Meeting. To the extent holdings of DuPont’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.  Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and, to the extent applicable, will be updated in other materials to be filed with the SEC in connection with DuPont’s 2015 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by DuPont with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also will be available free of charge at DuPont’s website at www.dupont.com or by contacting DuPont Investor Relations at (302) 774-4994.

REGULATION G

This document includes company information that does not conform with generally accepted accounting principles (GAAP). Management believes the use of these non-GAAP measures are meaningful to investors because they provide insight with respect to operating results of the company and additional metrics for use in comparison to competitors. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures used by other companies. This data should be read in conjunction with previously published company reports on Forms 10-K, 10-Q, and 8-K. These reports, are available on the Investor Center of www.dupont.com. Reconciliations of non-GAAP measures to GAAP are also included with this document.

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

	Year	Year
RECONCILIATION OF ADJUSTED OPERATING EPS	2014	2008

EPS from continuing operations (GAAP)	3.90	2.28
Add: Significant Items	0.01	0.42
Add: Non-Operating Pension & OPEB Costs / (Credits)	0.10	(0.28)
Operating EPS (Non-GAAP)	4.01	2.42

Less: Performance Chemicals (a),(b)	0.82	0.59
Less: Pharma (c)	0.02	0.73
Adjusted Operating EPS (excluding Performance Chemicals, Pharma) (Non-GAAP)	3.17	1.10

(a) Prior periods reflect the reclassifications of Viton® fluoroelastomers from Performance Materials to Performance Chemicals.

(b) Performance Chemicals operating earnings assumes a base income tax rate from continuing operations of 19.2% and 20.4% for 2014 and 2008, respectively.

(c) Pharma operating earnings assumes a 35% tax rate.

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(dollars in millions)

	Year	Year
	2014	2008
SEGMENT SALES

Total Segment Sales (a)	35,011	26,499
Less: Performance Chemicals (b)	6,497	6,245
Less: Other	5	160
Total Segment Sales (excluding Performance Chemicals and Other)	28,509	20,094

SEGMENT ADJUSTED OPERATING EARNINGS

Segment Pre-tax Operating Income (PTOI) (GAAP)	6,356	3,373
Less: Performance Chemicals PTOI (b)	913	619
Less: Other/Pharma PTOI	(391)	839
Less: Corporate Expenses (c)	572	479
Add: Significant Items (d)	(444)	466
Segment Adjusted Operating Earnings (excluding Performance Chemicals and Other/Pharma) (e) (Non-GAAP)	4,818	1,902

(a) Segment sales includes transfers.

(b) Prior periods reflect the reclassifications of Viton® fluoroelastomers from Performance Materials to Performance Chemicals.

(c)  Represents total corporate expenses excluding significant items, an estimate of DuPont Performance Coatings residual costs and an estimate for an amount that would be allocated to Performance Chemicals.

(d) Represents significant items included in Segment PTOI, excluding those related to Performance Chemicals and Other/Pharma.

(e) Segment adjusted operating margin (non-GAAP) is based on total segment sales and segment adjusted operating earnings, excluding Performance Chemicals and Other/Pharma.

#   #   #

(1) Segment sales include transfers and exclude Performance Coatings, Performance Chemicals and Other; Compounded Annual Growth Rate (CAGR) is calculated from 12/31/08 — 12/31/14.

(2) Adjusted operating EPS defined as diluted earnings per share from continuing operations excluding non-operating pension/OPEB costs, significant items, Performance Chemicals and Pharma. EPS Compounded Annual Growth Rate (CAGR) is calculated from 12/31/08 — 12/31/14. Reconciliations of non-GAAP measures to GAAP are included at the end of this document.

(3) Segment adjusted operating margin is based on total segment sales and segment adjusted operating earnings, excluding Performance Chemicals and Other/Pharma. Segment adjusted operating earnings are calculated using segment pre-tax operating income excluding significant items; calculations include certain corporate expenses and exclude adjusted operating earnings of Performance Chemicals and Pharma/Other. Calculation is from 12/31/08 vs. 12/31/14. Reconciliations of non-GAAP measures to GAAP are included at the end of this document.

(4) Thomson Reuters Datastream, (12/31/2008 — 12/31/2014). Total Shareholder Return is calculated as the appreciation or depreciation of share price, plus any dividends, over a given period, expressed as a percentage of the share’s value at the beginning of the period. Assumes dividends are re-invested at the closing price applicable on the ex-dividend date. Closing prices are adjusted for spin-offs, stock splits, rights and special dividends.

(5) DuPont expects to return all or substantially all of the one-time dividend proceeds from Chemours, currently estimated at $4B, to DuPont shareholders via share repurchases within 18 months of the separation, with a portion expected to be returned in 2015.

(6) Segment sales include transfers and exclude Performance Coatings, Performance Chemicals and Other; Compounded Annual Growth Rate (CAGR) is calculated from 12/31/08 — 12/31/14.

(7) Adjusted operating EPS defined as diluted earnings per share from continuing operations excluding non-operating pension/OPEB costs, significant items, Performance Chemicals and Pharma. EPS Compounded Annual Growth Rate (CAGR) is calculated from 12/31/08 — 12/31/14. Reconciliations of non-GAAP measures to GAAP are included at the end of this document.

(8) Analysis based on assumptions and details outlined in Trian White Papers dated 9/16/2014 and 2/17/2015; indicative estimates are subject to interest rate assumptions, among other items.